EXHIBIT 2.4



Document processing fee
     If document is filed on paper          $150.00
     If document is filed electronically    Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

                                                 ABOVE SPACE FOR OFFICE USE ONLY


                             Statement of Correction
             filed pursuant to ss.7-90-301, et seq. and ss.7-90-305
                   of the Colorado Revised Statutes (C.R.S.)


Document number                     2005112604
                                    -----------------
(of filed document to be corrected)

ID number                           19951089439
                                    ------------------

1. Entity name                      Homesmart.com, Inc.
                                    ------------------

2.  True name
    (if different from the entity name)
                                    ------------------

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 21.

3. Corrections made below are intended to update the entity's current information

     OR

     Corrections made below are intended for historical purposes only, and not to update the entity's current information X

4.   Correction of entity name of record

5.   Correction of true name of record

6.   Correction of entity form of record

7.   Correction of jurisdiction of formation of record

8.   Correction of registered agent of record
                           (if an individual)
                                            ------------------------------------
                                            (Last)   (First)   (Middle) (Suffix)


     OR (if a business organization)
                                            ------------------------------------

The person appointed as registered agent in the document has consented to be so appointed.



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If the correction is being effected by the registered agent, the following statement applies:

     The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent
                                            ------------------------------------
                                                  (Street name and number)

                                                         CO
                                            ------------------------------------
                                            (City)    (State)  (Postal/Zip Code)

     If the correction is being effected by the registered agent, the following statement applies:

         The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent
     mailing address of record*
                                    ------------------------------------------
                                    (Street name and number or
                                    Post Office information)

                                    ------------------------------------------

                                    ------------------------------------------
                                    (City) (State) (Postal/Zip Code)

                                    ------------------------------------------
                                    (Province if applicable)(Country  if not US)

     If the correction is being effected by the registered agent, the following statement applies:

         The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

         * If  this address is being deleted entirely, mark this box
                                                                       ---------

11. Correction of principal office
     street address of record
                                    ------------------------------------------
                                    (Street name and number or
                                    Post Office information)

                                    ------------------------------------------

                                    ------------------------------------------
                                    (City) (State) (Postal/Zip Code)

                                    ------------------------------------------
                                    (Province if applicable)(Country  if not US)

12. Correction of principal office
     mailing address of record*
                                    ------------------------------------------
                                    (Street name and number or
                                    Post Office information)

                                    ------------------------------------------

                                    ------------------------------------------
                                    (City) (State) (Postal/Zip Code)

                                    ------------------------------------------
                                    (Province if applicable)(Country  if not US)

     * If  this address is being deleted entirely, mark this box
                                                                       ---------

13. Correction of trade name of record
                                       -----------------------------------------

14. Correction of delayed effective
    date of record
                                            ---------------------------
     (only for filed documents that have not         (mm/dd/yyyy)
     become effective)


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15.  Correction of period of duration of record
     If the entity's period of duration as corrected is perpetual, mark this box

         OR

     If period of duration is less than
     perpetual , state the date on which
     the period of duration expires:
                                            ---------------------------
                                                     (mm/dd/yyyy)

16. If other information contained in the filed document is being corrected, mark this box X and include an attachment stating the information to be corrected and each such correction.

17. Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box and include an attachment stating each incorrect statement that is corrected by the statement of correction). (only for filed documents that have become effective)

18. If this statement of correction affects another record in the records of the Secretary of State, mark this box and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19.  If this statement of correction affects this record's status, mark this box

     ---------

20. (If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)
           The filed document is revoked.
     ----


Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery under penalty of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21.  Name(s) and address(es) of the individual(s) causing the document
     to be delivered for filing:    Cashman  Robert       L.
                                    --------------------------------------------
                                    (Last)   (First)   (Middle)         (Suffix)
                                    22102 Alesandro Blvd
                                    --------------------------------------------
                                    (Street name and number or
                                     Post Office Box information)

                                    --------------------------------------------
                                    Moreno Valley       Ca       92553
                                    --------------------------------------------
                                      (City)         (State) (Postal/Zip Code)

                                    --------------------------------------------
                                  (Province if applicable)   (Country if not US)

(The document need not state the true name and address of more than one individual. However if you wish to stated the name and address of any additional individuals causing the documents to be delivered for filing, mark this box ______ and include an attachment stating the name and address of such individuals.)




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Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as to its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretary of state. Biz



     Certificate of Correction

     (PURSUANT TO NRS 78J8A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                            Certificate of Correction
          (Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89
                                    and 92A)

1. The name of the entity for which correction is being made:

        Smart Truck Systems, Inc.

2. Description of the original document for which correction is being made:

        Articles of Merger

3. Filing date of the original document for which correction is being made:

        3-10-2005

4. Description of the inaccuracy or defect.

The articles of merger state throughout the entire document, that the Colorado Corporation Homesmart.com, Inc., merged into the Nevada Corporation Smart Truck Systems, Inc. The articles of merger transposed the words Nevada and Colorado throughout the entire document.

5. Correction of the inaccuracy or defect.

The article of merger should state throughout the entire document that the Nevada Corporation Smart Truck Systems, Inc., merged into the Colorado Corporation Homesmart.com, Inc. (See attached exhibit A corrected articles of merger.

6.       Signature

/s/ ROBERT L. CASHMAN                       President          2-8 2006
------------------------------------
Authorized Signature                           Title             Date

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees.





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                               ARTICLES OF MERGER
                                       OF

                            SMART TRUCK SYSTEMS, INC.
                              A Nevada corporation
                                      INTO
                               HOMESMART.COM, INC.

   A Colorado corporation as the surviving Corporation, pursuant to Colorado
                   Business Corporation Act Section 7-111-101

Articles of Merger made this 8th day of March by Homesmart.Com, Inc., a Colorado corporation herein after called the "Colorado Company", 18482 Park Villa Place, Villa Park, CA 92861 and Smart Truck Systems, Inc. a Nevada corporation, herein after called the "Nevada Company", 22101 Alessandro Boulevard, Moreno Valley, CA 92553 the two corporations being herein after sometimes called the Constituent Companies.

WHEREAS, the Board of Directors of each of the Constituent Companies deem it advisable and generally to the welfare of the Constituent Companies that the Nevada Company merge with and into the Colorado Company under and pursuant to the provisions of the Colorado Corporations Code and Section 78.475 of the Nevada Revised Statues and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the Colorado Company to the State of Nevada; and

WHEREAS, the Colorado Company is a corporation duly organized under the laws of the State of Colorado having been incorporated April 14, 1995 under ID number 19951089439 and has authorized capital stock consisting of 50,000,000 shares of Common Stock at .001 par value and 5,000,000 shares of preferred stock at .01 par value each share. There are 49,465,040 shares outstanding of Common Stock, and no shares of preferred stock outstanding.

WHEREAS, the Nevada Company is a corporation duly organized under the laws of the State of Nevada having been incorporated June 11 2004, has authorized capital stock consisting of 50,100,000 shares of which, 50,000,000 are voting shares of Common Stock $.001 par value each, of which 8,000,923 shares are issued and outstanding and are held by the Colorado Company, 100,000 are non-voting shares of Preferred Stock with .001 par value, of which no shares are issued or outstanding; and

WHEREAS, the laws of the States of Colorado and Nevada permit such a merger, and the Constituent Companies desire to merge under and pursuant to the provisions of the laws of their respective states; and

WHEREAS, the Colorado Company's shareholders have duly approved a merger of the Nevada Company into the Colorado Company;

NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1. MERGER: The Nevada Company shall be and hereby is merged into the Colorado Company.

2. EFFECTIVE DATE: This Plan of Reorganization and Merger shall become effective immediately upon filing in the office of the Nevada Secretary of State's Office and the Colorado Secretary of State's Office, the time of such effectiveness being herein after called the "Effective Date."

(a) For all purposes of the laws of the State of Colorado, this Plan of Reorganization and Merger and the merger herein provided for shall become effective and the separate existence of the Colorado Corporation, except insofar as it may be continued by statute, shall cease on the Effective Date.

(b) For all purposes of the laws of the State of Nevada, this Plan of Reorganization and Merger and the merger herein provided for shall become effective and the separate existences of the Nevada Company except insofar as they may be continued by statute, shall cease on the date; this Plan of Reorganization and Merger shall have been recorded in the office of the Secretary of State of the State of Nevada.

(c) The corporate identity, existences, purposes, powers, objects, franchises, rights and immunities of the Nevada Company shall be continued in and merged into the Colorado Company, the Surviving Company, and shall be fully vested therewith.

(d) On the Effective Date the Constituent Companies shall so become a single corporation.

3. SURVIVING CORPORATION: The Colorado Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Colorado and the separate corporation existence of the Nevada Company shall cease forthwith upon the Effective Date, provided however, that the Colorado Company may be served with process in the State of Nevada in any proceeding for the enforcement of the rights of a dissenting shareholder of the Nevada Company against the Colorado Company.

4. ARTICLES OF INCORPORATION: The Articles of Incorporation of the Colorado Company as presently exist shall be the Articles of Incorporation of the Surviving Company at the Effective Date.

5. BYLAWS: The By-Laws of the Colorado Company as presently exist shall be the By-Laws of the Surviving Company on the Effective Date.

6. BOARD OF DIRECTORS AND OFFICERS: The members of the board of directors and officers of the Surviving Company immediately after the Effective Date of the merger shall be those persons who were the members of the board of directors and the officers, respectively, of the Colorado Company immediately prior to the Effective Date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws, or until their respective successors are elected and qualified.

7. AUTHORITY TO CONDUCT BUSINESS: The Colorado Company represent that it has not filed an application for authority to do business in Nevada. The Surviving Company will conduct no such business in Nevada without filing and having such application approved. The Surviving Company will file its application for authority to conduct business in any States it plans to do business in immediately upon completion of the Merger.

8. CONVERSION OF SHARES: The manner of converting shares of the Nevada Company into shares of the Surviving Colorado Company shall be as follows:

(a) Immediately upon the Effective Date of Merger, each share of stock of the Nevada Company outstanding, of which approximately 8,000,923 common shares representing (100%) of the issued and outstanding shares of the Nevada Company are in the hands of two individuals , without any action on the part of the holder thereof shall automatically become and be converted into common stock of the Surviving Company at the rate of 1 share of common stock of the Surviving Company for one share of the common stock of the Colorado Company. All fractional shares resulting from the exchange of common stock of the Nevada Company for stock of the Colorado Company shall be round up to a full share. Each outstanding certificate representing shares of the common stock of the Nevada Company shall thereupon be deemed, for all corporate purposes, to evidence the ownership of the number of fully paid, nonassessable shares of common stock of the Colorado Company the "Surviving Company" into which such shares of common stock of the Nevada Company shall be so converted.

(b) The preferred stock of the Nevada Company without action on the part of the holder thereof shall automatically become and be converted into preferred stock of the Surviving Company at the rate of 1 share of preferred stock of the Surviving Company for each 1 share of the preferred stock of the Nevada Company. There are no shares of preferred stock outstanding in either company.

9. RIGHTS OF SHAREHOLDERS: After the Effective Date of Merger, any holder of a certificate or certificates which theretofore represented shares of the common or preferred stock of the Nevada Company may, but shall not be required to surrender the same to the Transfer Agent of the Surviving Corporation, Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, 80209 and shall thereupon be entitled to receive in exchange therefore a certificate representing the number of shares of common or preferred stock of the Surviving Corporation in the amount of shares as set forth in section 8. Herein above.

10. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Companies and that the matter was approved at a special shareholders meeting of the respective companies at which the shareholders voted as follows:

Name of               Total Common Shares         Voted     Voted
Corporation              Entitled To Vote           For    Against   Abstained
--------------------  -------------------   -----------   -------    ---------
The Colorado Company           49,495,040    27,181,245    52,050        8,210
The Nevada Company              8,000,923     8,000,923         0            0

11. FURTHER ASSURANCES OF TITLE: As and when requested by the Surviving Corporation or by its successors or assigns, the Nevada Company will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Companies acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the Nevada Company and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Companies or otherwise to take any and all such action.

12. SERVICE OF PROCESS ON SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Nevada Company as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Business Corporations Act irrevocably appoints the Secretary of State of Nevada as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to Surviving Company's Resident Agent: NRA, Inc. 1535 Grant Street Suite 140, Denver Colorado 80203 until further notice.

13. SHAREHOLDERS RIGHT TO PAYMENT: The Surviving Corporation agrees that subject to provisions of the Colorado Business Corporations Act of the State of Colorado, it will pay to the shareholders of the Colorado Company the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of Colorado as the case may be.

14. ABANDONMENT: This Plan of Reorganization and Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both Constituent Companies as provided by law, or (b) by the mutual consent of the Constituent Companies, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Date of the merger. In the event of abandonment of the Plan of Reorganization and Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Company so terminating to the other Constituent Company, and thereupon, or abandonment pursuant to (b) above, this Plan of Reorganization and Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Companies or its Board of Directors or Shareholders.


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IN WITNESS WHEREOF, each of the corporate parties hereto pursuant to authority duly granted by its Board of Directors, has caused this Plan of Reorganization and Merger to be executed by its respective officers and its corporate seal affixed thereto.


SMART TRUCK SYSTEMS, INC.                   HOMESMART.COM, INC

By    /s/ Robert L. Cashman                 By  /s/ Robert L. Cashman
      ---------------------------              --------------------------------
      Robert L.Cashman, President               Robert L.Cashman, President


By    /s/ John W Vilagi                     By  /s/ Joseph R. Scarpello
      ---------------------------              --------------------------------
      John W Vilagi, Secretary                  Joseph R. Scarpello, Secretary







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